UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

___________________________________________

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

___________________________________________

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

ATLAS TECHNOLOGY INTERNATIONAL, INC.

(Name of Registrant As Specified in its Charter)

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☐ Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

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☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ATLAS TECHNOLOGY INTERNATIONAL, INC.

8444 Reseda Blvd. Suite B

Northridge, California 91324

Telephone (818) 272-5987

Dear Shareholders:

We are writing to advise you that our Board of Directors (the “Board”) and the holders of a majority of our outstanding common stock (the “Majority Holders”) have approved:

(1)	An amendment to the Company’s current certificate of incorporation to change its corporate name from SWEETS & TREATS, INC. to ATLAS TECHNOLOGY INTERNATIONAL, INC. (the “Name Change”);
(2)	Adoption of the Company’s Amended and Restated Certificate of Incorporation, which makes no material changes to our existing Certificate of Incorporation, other than incorporating the amendments described in Proposal (1) above.

These actions were approved by our Board on August 10, 2016, and the Majority Holders approved these actions by written consent in lieu of a special meeting on August 10, 2016 (the “Written Consent”) in accordance with the relevant sections of the Delaware General Corporation Law.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. The accompanying Information Statement is furnished only to inform our shareholders of record on August 10, 2016 (the “Record Date”) of the corporate action taken by the Majority Holders in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. These corporate actions will become effective as soon as possible, but not sooner than 20 days following the date that the accompanying Information Statement is first mailed to our shareholders. The Information Statement is first mailed to you on or about September 8, 2016. The accompanying Information Statement also constitutes notice under Section 228 of the Delaware General Corporation Law that the corporate action was taken by Written Consent of the Majority Holders.

Please feel free to call us at (818) 272-5987 should you have any questions on the enclosed Information Statement. We thank you for your continued interest in ATLAS TECHNOLOGY INTERNATIONAL, INC.

For the Board of Directors of ATLAS TECHNOLOGY INTERNATIONAL, INC.
September 8, 2016	/s/ Tiffany Aguayo Tiffany Aguayo, Director and Co-CEO

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ATLAS TECHNOLOGY INTERNATIONAL, INC.

8444 Reseda Blvd. Suite B

Northridge, California 91324

INFORMATION STATEMENT REGARDING ACTIONS

TAKEN BY WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

GENERAL

This Information Statement is being furnished to the shareholders of ATLAS TECHNOLOGY INTERNATIONAL, INC. in connection with the written consent in lieu of meeting (the “Written Consent”) by holders of a majority of our issued and outstanding voting securities (the “Majority Holders”) to approve:

(1)	An amendment to the Company’s current Certificate of Incorporation to change its corporate name from SWEETS & TREATS, INC. to ATLAS TECHNOLOGY INTERNATIONAL, INC. (the “Name Change”);
(2)	Adoption of the Company’s Amended and Restated Certificate of Incorporation, which makes no material changes to our existing Certificate of Incorporation, other than incorporating all prior amendments and the amendments described in Proposals (1) above.

On August 10, 2016, our Board approved these actions by unanimous written consent in lieu of a meeting. Also on August 10, 2016 the Majority Holders of our issued and outstanding common stock, being our only class of outstanding voting securities, executed the Written Consent in accordance with the Delaware General Corporation Law (the “DGCL”). The consenting shareholders and their respective approximate ownership percentage of the voting stock of the Company, which total in the aggregate 71.16% of the outstanding voting stock, are as follows: Ying-Chien Lin (52.43%) and Ming-Shu Tsai (18.73%).

The elimination of the need for a meeting of shareholders to approve these actions is made possible by the DGCL which generally provides that any action required to be taken at any annual or special meeting of stockholders of a corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. In order to eliminate the costs involved in holding a special meeting the Majority Holders executed the Written Consent.

This Information Statement is being delivered to inform our shareholders of record on August 10, 2016 (the “Record Date”) of the corporate actions described herein before they take effect in accordance with Rule 14c-2 of the Securities Exchange Act of 1934. The corporate actions taken by Written Consent will become effective as soon as possible, but not sooner than 20 days following the date that this Information Statement is first mailed to our shareholders. The Information Statement is first mailed to you on or about September 8, 2016. No appraisal rights are afforded to our shareholders under the DGCL as a result of the corporate action taken by Written Consent of the Majority Holders.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our voting securities held of record by them and we will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

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PRINCIPAL SHAREHOLDERS

At the August 10, 2016 Record Date, we had 53,400,000 shares of common stock issued and outstanding and -0- shares of preferred stock outstanding. The following table sets forth information known to us as of the Record Date, relating to the beneficial ownership of shares of our voting securities by:

•	each person who is known by us to be the beneficial owner of more than 5% of our outstanding voting stock;
•	each director;
•	each named executive officer; and
•	all named executive officers and directors as a group.

Unless otherwise indicated, the business address of each person listed is in care of ATLAS TECHNOLOGY INTERNATIONAL, INC., 8444 Reseda Blvd. Suite B, Northridge, California 91324. The percentages in the table have been calculated on the basis of treating as outstanding for a particular person, all shares of our common stock outstanding on that date and all shares of our common stock issuable to that holder in the event of exercise of outstanding options, warrants, rights or conversion privileges owned by that person at that date which are exercisable within 60 days of that date. Except as otherwise indicated, the persons listed below have sole voting and investment power with respect to all shares of our common stock owned by them, except to the extent that power may be shared with a spouse.

Name	Amount and Nature of Voting Beneficial Ownership	% of Class
Ying-Chien Lin (1)	28,000,000	52.43%

Ming-Shu Tsai(1)(2)	10,000,000	18.73%

Tiffany Aguayo(1)(2)	-0-	-0-

Lynx Consulting Group Ltd (3)	3,000,000	5.62%

All officers and directors as a group (3 person)	38,000,000	71.16%

(1)	Member of our board of directors.
(2)	Co-Chief Executive Officers
(3)	Significant Shareholder

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PROPOSAL 1

CHANGE OF CORPORATE NAME TO ATLAS TECHNOLOGY INTERNATIONAL, INC.

On August 10, 2016 our Board approved, subject to shareholder approval, the Amended and Restated Certificate of Incorporation (the “Restated Certificate”), which includes an amendment to our current Certificate of Incorporation to change our corporate name from SWEETS & TREATS, INC. to ATLAS TECHNOLOGY INTERNATIONAL, INC. On August 10, 2016, the Restated Certificate was also approved by the Majority Holders pursuant to the Written Consent. The text of the Restated Certificate is set forth in Exhibit “A”.

Purpose of the Name Change

We believe changing our name to Atlas Technology International, Inc. more accurately describes our plans and services. Our corporate strategy will continue with our acquisition and holding strategy of existing companies with revenues and positive cash flow; however, the focus will be largely in the technology space where we can leverage our resources. We have no current plans or arrangements with respect to making any acquisition or with respect to entering any specific business. Under Delaware law, the Name Change requires an amendment to our corporate charter.

The change in corporate name will not affect the validity or transferability of stock certificates presently outstanding. Shareholders should keep the certificates they now hold, which will continue to be valid, and should not send them to us or our transfer agent.

Our common stock is currently quoted on the Over-the-Counter Bulletin Board, and pursuant to Rule 10b-17 of the Securities Exchange Act of 1934 the Name Change will require approval by FINRA in order for it to be recognized for trading purposes. The Name Change will result in a change in our CUSIP number and a change in our trading symbol.  We will provide definitive information on our new trading symbol and CUSIP number in a Current Report on Form 8-K to be filed with the Securities and Exchange Commission prior to the effective date of the Name Change.

Vote Required

Pursuant to the DGCL, the approval of Proposal 1 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 1.

PROPOSAL 2

ADOPTION OF THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Our Board and the Majority Holders have approved the Amended and Restated Certificate of Incorporation, a copy of which is included as Exhibit “A” to this Information Statement. The descriptions in this Information Statement are summaries and are qualified in their entirety by reference to the Amended and Restated Certificate of Incorporation.

The principal changes in the Amended and Restated Certificate of Incorporation are the following:

Designation of Series A, B and C Preferred Stock. Pursuant to its authority set forth in our original Certificate of Incorporation, the Board created and designated the terms of Series A, B and C Preferred Stock as described in the Restated Articles. The Board has broad discretion in the creation and issuance of one or more classes or series of preferred stock, which shall be set forth in the resolution or resolutions adopted by the board providing for the issuance of such class or series and included in a certificate of designation filed pursuant to the Delaware General Corporation Law. The board of directors is vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions. Each class or series shall have such voting powers, full or limited, or no voting powers, and such designations, preferences, limitations or restrictions as the Board may determine, from time to time, which shall be set forth in the certificate of designation. We do not presently have any agreements or understandings with respect to the issuance of preferred stock. However, since we require additional funds for our operations, we believe that we need the flexibility to be able to issue preferred stock in the event that we sell equity securities.

In connection with the amendments described in Proposal 1, the Board believes that it is in the best interest of the shareholders to adopt the Restated Certificate attached hereto as Exhibit “A”.  The Restated Certificate will incorporate the amendments set forth in Proposal 1 relating to the change of our corporate name. Other than Proposal 1, the Restated Certificate does not incorporate any other material changes.

Reasons for Adopting the Amended and Restated Certificate of Incorporation

The principal reason for adopting the Restated Certificate is to incorporate all amendments into one document.

Vote Required

Pursuant to the DGCL, the approval of Proposal 2 required a majority of our outstanding voting capital stock. As discussed above, the Majority Holders have consented to this Proposal 2.

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GENERAL MATTERS RELATED TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Restated Certificate was not adopted to deter any known effort to obtain control of our company and is not being adopted as an anti-takeover measure with respect to any specific transaction. Except with respect to shares currently reserved for issuance and otherwise as set forth in this Information Statement, we have no arrangements, agreements, or understandings in place at the present time for the issuance of any shares of common stock or the shares of preferred stock authorized by the Restated Certificate.

The text of the form of Restated Certificate, which will be filed with the Delaware Secretary of State is included as Exhibit “A” to this Information Statement. The text of the form of Restated Certificate is, however, subject to amendment to reflect any changes that may be required by the Delaware Secretary of State or that our Board may determine to be necessary or advisable ultimately to comply with applicable law and to effectuate the Restated Certificate.

The adoption of the Restated Certificate will not in and of itself cause any change in our capital accounts. Other than the Name Change, all other provisions of our Certificate of Incorporation, as then amended to date, will in all material respects remain unchanged upon the filing of the Restated Certificate.

The DGCL require that, in order for us to file the Restated Certificate, the amendments to our Certificate of Incorporation must be approved by the affirmative vote of the holders of a majority of our common shares. The Restated Certificate was approved on August 10, 2016 by our Board, subject to shareholder approval. Such shareholder approval was granted on August 10, 2016 by Written Consent of our Majority Holders.

We anticipate that the Restated Certificate will be filed in Delaware as soon as possible but in no event sooner than 20 days following the date that this Information Statement is first mailed to our shareholders. However, the exact timing of the effective date of the Restated Certificate will be determined by our Board, following approval by FINRA, based upon our Board’s evaluation as to when such action will be most advantageous to us and our shareholders. Our Board reserves the right to delay filing the amendment for up to 12 months following the date of the Written Consent. In addition, our Board reserves the right, notwithstanding shareholder approval and without further action by the shareholders, to determine not to proceed with filing of the Restated Certificate, or any one or more of its components, if, at any time prior to filing the amendment, our Board, in its sole discretion, determines that it is no longer in the best interests of our company and our shareholders to do so.

Under Delaware law there are no appraisal rights available to our shareholders in connection with the Restated Articles.

HOUSEHOLDING

The Securities and Exchange Commission (the “SEC”) has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for Information Statements with respect to two or more securityholders sharing the same address by delivering a single Information Statement addressed to those securityholders. This process, which is commonly referred to as “householding” provides potentially extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of ours will be householding our Information Statement and the documents incorporated by reference that we are furnishing with the Information Statement. A single Information Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or from our company that either of them will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent.

If at any time, you no longer wish to participate in householding and would prefer to receive a separate Information Statement, or if you currently receive multiple copies of the Information Statement at your address and would like to request householding of our communications, please notify your broker if your shares are not held directly in your name. If you own your shares directly rather than through a brokerage account, you should contact us in writing at ATLAS TECHNOLOGY INTERNATIONAL, INC., 8444 Reseda Blvd. Suite B, Northridge, California 91324 or by telephoning us at (818) 272-5987.

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WHERE YOU CAN FIND MORE INFORMATION

This Information Statement refers to certain documents that are not presented herein or delivered herewith. Such documents are available to any person, including any beneficial owner of our shares, to whom this Information Statement is delivered upon oral or written request, without charge. Requests for such documents should be directed to Corporate Secretary, ATLAS TECHNOLOGY INTERNATIONAL, INC., 8444 Reseda Blvd. Suite B

Northridge, California 91324.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office

100 F Street, N.E.

Room 1580

Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.

September 8, 2016	BY ORDER OF THE BOARD OF DIRECTORS /s/ Tiffany Aguayo Tiffany Aguayo, Director and Co-CEO

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EXHIBIT A

STATE OF DELAWARE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

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